Exhibit 3.14

NEVADA STATE BUSINESS LICENSE XENETIC BIOSCIENCES, INC. Nevada Business Identification # NV20111523936 Expiration Date: 08/31/2023 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202212223250989 You may verify this certificate online at http://www.nvsos.gov IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/22/2022. BARBARA K. CEGAVSKE Secretary of State

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Business Number E0450492011 - 8 Filed in the Office of Secretary of State State Of Nevada Filing Number 20222830367 Filed On 12/21/2022 3:25:00 PM Number of Pages 4

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BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: CertYficate of Amendment <PuRsuANT TO NRs 1a.3ao & 1a . 3asna.39o> Certificate to Accompany Restated Articles or Amended and Res tated Articles <PuRsuANT TO NRs 1a . 4o3> Officer's Statement PURSUANT TO NRS 80.030 4. Effective Date and Time: (Optional) Date: I 12/21/2022 (must not be later than 90 days after the certificate is filed) 1 - · ·· ·· - · - ·· · ··"··· Time : 1 12:02 AM ET -- - 5. Information Being Changed: (Domestic corporations only) 6. Signature: (Required) Changes to takes the i'oliowing effect : [] The en t ity name has been amended. D The reg i stered agent has been changed. (attach Certificate of Acceptance from new registered agent) [] The purpose of the en tity has been amended. [?5] The authorized shares have been amended . [] The directors, managers or general partners have been amended. n IRS tax language has been added. l .. . l Articles have been added . ! I Artic l es have been de l e t ed. r -- 1 Other. The articles have been amended as f(?Uows : (provide article nurT1ber ! ε - Jl.:i I - ) Section 1 of Article Ill (see attachment hereto) (a tta ch additional page(s) if necessary) i Chief Financial Officer Title x Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power , of each class or series affected by the amendment regardless to limitations or restrictions on the voting I power thereof. Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 1/1/2019

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ATTACHMENT

BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www. nvsos.gov.

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

XENETIC BIOSCIENCES, INC.

2. Section 1 of Article III of the articles have been amended as follows:

Article III, Section 1

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is one hundred ten million (110,000,000) shares, consisting of two classes to be designated, one hundred million (100,000,000) shares shall be designated as “Common Stock” and ten million (10,000,000) share shall be designated as undifferentiated blank check “Preferred Stock,” with all of such shares have a par value of $.001 per share

The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.3%

4. Effective date and time of filing: Date: December 31, 2022 Time: 12:02 AM ET

5. Signature:

X /s/ James Parslow

ATTACHMENT BARBARA K. CEGAVSKE Secretary ofState 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.aov. Certificate of Amendment PURSUANT TO NRS 78.385 and 78.390 Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance ofStock) I. Name of Corporation: XENETIC BIOSCIENCES, INC. 2. Section 1 of Article Ill ohhe articles have been amended as follows: Article III, Section l Section l. Authorized Shares. The aggregate number of shares which the Corporation shall haw authority to issue is one hundred ten million (110,000,000) shares, consisting oftwo classes to be designated, one hundred million (100,000,000) shares shall be designated as "Common Stock" and ten million (10,000,000) shares shall be designated as undifferentiated blank check "Preferred Stock," with all of such shares have a par value of$.00 l per share. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof . The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III . 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proponion of the voting power as may be required in the case ofa vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 50.3% 4. Effective date and time of filing: Date: December 21, 2022 Time: 12:02 AM ET 5. s · na re: ,l _ X 'J t .. .......u......i \ .,.,.,

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BARBARA K. CEGAVSKE

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www. nvsos.gov.

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

Xenetic Biosciences, Inc.

Entity of Nevada Business Identification Number (NVID): NV20111523936

2. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

50,000,000 common shares, per value $0.001

10,000,000 preferred shares, par value $0.001

3. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

100,000,000 common shares, par value $0.001

10,000,000 preferred shares, par value $0.001

4. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issue share of the same class or series:

5. The provision, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

6. The required approval of the stockholders has been obtained.

7. Effective date and time of filing (optional):

Date: December 21, 2022	Time: 12:02 AM ET

8. Signature: (required):

X /s/ James Parslow	Chief Financial Officer	Time: 12:02 AM ET

BARBARA K. CEGAVSKE Secretary of State 206 North Carson Street Carson City, Nevada 89701 - 4299 (775) 684 - 5708 Website: www.nvsos.gov Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations 1. Name of corporation: Xenetic Biosciences, Inc. Entity or Nevada Business Identification Number (NVID): NV2011 l 523936 2. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 50,000,000 common shares, par value $0.001 10,000,000 preferred shares, par value $0.00 I 3. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 100,000,000 common shares, par value $0.001 10,000,000 preferred shares, par value $0.001 4. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issue share of the same class or series : 5. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the Issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding 5 hares affected thereby : 6. TM required approval of the stockholders has been obtained. 7. Effective date and time of filing (optional): Date: December 21, 2022 8. Signature: (required): tf,&ji,,,,.,.' - '! - ε ;<, ε • ε - - Chief Financial Officer er Title Time: 12:02 AM ET 12/21/22 Date

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